Exhibit 23.6
May 8, 2026

CONSENT OF QUALIFIED PERSON

SLR USA Advisory Inc. (“SLR”), in connection with Albemarle Corporation’s Registration Statement on Form S-8 filed May 8, 2026 (the “Registration Statement”), consents to:

•the incorporation by reference of:

1.the technical report titled “S-K 1300 Technical Report Summary, Greenbushes Mine, Western Australia” (the “Greenbushes Technical Report Summary”), with an effective date of June 30, 2025 and dated February 11, 2026; and

2.the technical report titled “S-K 1300 Technical Report Summary, Wodgina Operation, Western Australia” (the “Wodgina Technical Report Summary” and together with the Greenbushes Technical Report Summary, the “Technical Report Summaries”), with an effective date of June 30, 2025 and dated February 11, 2026 that were prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission and filed as exhibits to Albemarle Corporation’s Annual Report on Form 10-K filed February 11, 2026, into the Registration Statement;

•the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Registration Statement and the Technical Report Summaries; and

•any extracts from or a summary of the Technical Report Summaries incorporated by reference in the Registration Statement and the use of any information derived, summarized, quoted, or referenced from the Technical Report Summaries, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Registration Statement.

SLR is responsible for authoring, and this consent pertains to, the Technical Report Summaries. SLR certifies that it has read the Registration Statement and that it fairly and accurately represents the information in the Technical Report Summaries for which it is responsible.

/s/ SLR USA Advisory Inc.

SLR USA Advisory Inc.